Exhibit 99.1

Contact:	Tim Adams, Chief Financial Officer
Anne Rivers, Investor Relations
Jeff Keene, Healthcare Media
Cytyc Corporation: 508-263-8765
www.cytyc.com

Stephanie Carrington
The Ruth Group: 646-536-7017

Shanti Skiffington/Wendy Ryan
Schwartz Communications: 781-684-0770

CYTYC REPORTS RECORD THIRD QUARTER RESULTS

Revenue Increases 18 Percent to $154.3 Million

Diluted Earnings Per Share Grows to $0.31

Marlborough, Mass., October 25, 2006 — Cytyc Corporation (Nasdaq: CYTC) today announced results for the third quarter ended September 30, 2006.

Revenue for the quarter ended September 30, 2006 rose to $154.3 million compared to revenue of $130.8 million for the same period of 2005. Net income for the quarter was $36.1 million, or $0.31 per diluted share, compared to net income for the same period in 2005 of $31.1 million, or $0.26 per diluted share, an increase in diluted earnings per share of 18 percent.

Third Quarter Highlights:

•	Domestic surgical products revenue increased 33 percent over third quarter 2005 to $53.0 million, representing 34 percent of total Company revenue.

•	International revenue increased 39 percent over third quarter 2005 to $17.3 million.

•	Domestic diagnostic products revenue increased to $84.0 million driven by a 47 percent increase in ThinPrep® Imager revenue over third quarter 2005 and included the shipment of nine million ThinPrep® Pap Tests and 30 ThinPrep Imaging Systems.

•	The business generated cash from operations of $43.5 million in the third quarter, bringing year-to-date cash from operations to $116.1 million.

The Company completed a number of tax audits with a favorable net outcome that resulted in the recognition of a tax benefit of approximately $2 million, or $0.02 per diluted share.

Patrick J. Sullivan, Cytyc’s chairman, president, and chief executive officer, stated, “The Company’s strong third quarter performance demonstrates our ability to continue to grow our domestic diagnostics business and post strong growth in both our surgical and international businesses. Our domestic surgical division grew 33 percent and was fueled by continued growth of our NovaSure® and MammoSite® products. As the market leader, the ThinPrep Pap Test remains the standard of care with nine million tests shipped during the quarter. The growth in the U.S. diagnostics division is driven by continued market adoption of the ThinPrep Imaging system, with nearly 40 percent of all

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Cytyc Reports Record Third Quarter Results

ThinPrep Pap Test slides imaged during the quarter. I was particularly pleased with the 39 percent growth of our international business over the third quarter of 2005. This increase was driven by strong ThinPrep Pap Test sales of 1.9 million tests outside the U.S.”

Mr. Sullivan added, “During the quarter, we announced plans to acquire Vision Systems Limited (ASX:VSL). While we believe the acquisition represents an ideal opportunity to leverage our worldwide sales, service, and laboratory support infrastructure, we remain disciplined in our acquisition strategy and are focused on providing appropriate return for our shareholders. Therefore, on October 9, we announced that we would not increase the A$3.25 per share unconditional cash offer. Although our offer remains open, we intend to tender all acquired shares into Danaher’s offer if and when it becomes effective.”

The Company’s segment revenue was as follows:

	Three Months Ended September 30,			Nine Months Ended September 30,
	2006	2005	% Change	2006	2005	% Change
	($ in millions)			($ in millions)
Domestic Diagnostic Products	$84.0	$78.5	7%	$248.8	$230.6	8%
Domestic Surgical Products	53.0	39.9	33%	147.7	100.8	46%
International	17.3	12.4	39%	48.7	38.2	27%

Total Company Revenue	$154.3	$130.8	18%	$445.2	$369.6	20%

Domestic diagnostic products revenue consists primarily of revenue from sales of the ThinPrep Pap Test and use of the ThinPrep Imaging System. Domestic surgical products revenue consists of revenue from sales of the NovaSure Endometrial Ablation System and the MammoSite and GliaSite® Radiation Therapy Systems. International revenue consists primarily of revenue from sales outside of the United States of the NovaSure Endometrial Ablation System, the MammoSite Radiation Therapy System, the ThinPrep Pap Test, and use of the ThinPrep Imaging System.

The Company generated $43.5 million of cash flow from operations during the third quarter, which demonstrates the strength of its business model. Total cash and investments at the end of the third quarter was $204.7 million, after investing $21.5 million in the share repurchase program during the third quarter. The Company has invested approximately $100 million in the share repurchase program during 2006.

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Cytyc Reports Record Third Quarter Results

Non-GAAP Information

In addition to disclosing results determined in accordance with generally accepted accounting principles, or GAAP, Cytyc also discloses adjusted, or non-GAAP, results of operations that exclude certain items. By disclosing this non-GAAP information, management intends to provide investors with additional information to further analyze Cytyc’s performance and underlying trends. In order to better assess operating trends, management utilizes a measure of adjusted net income and adjusted diluted net income per common share on a non-GAAP basis that excludes for the applicable period stock options expensed under new accounting guidelines adopted January 1, 2006, net of tax effects, and a charge, net of tax effects, related to the DEKA Products Limited Partnership arbitration panel decision in the first quarter of 2005.

Management believes adjusted net income provides useful supplemental information to management and investors regarding the performance and underlying trends of Cytyc’s business operations and facilitates comparisons to its historical operating results. Management uses this information internally for forecasting, budgeting, evaluating the effectiveness of Cytyc’s operational strategies, and performance measurement for compensation of management and employees. Management believes it is important to provide investors with the same metrics used by management to measure operating performance, which assists investors in analyzing the underlying trends in Cytyc’s business over time.

Non-GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as measures of Cytyc’s profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made. See the tables in this press release for a reconciliation of non-GAAP amounts to amounts reported under GAAP.

Cytyc management will discuss third quarter results, business highlights and future expectations during a conference call on October 26 at 8:30 a.m. (Eastern). The call will be hosted by Patrick J. Sullivan, Cytyc Corporation’s chairman, president, and chief executive officer; Daniel J. Levangie, president, Cytyc Surgical Products; Tony Kingsley, president, Cytyc Diagnostic Products; and Timothy M. Adams, chief financial officer. A live webcast of the call may be accessed at Cytyc’s website, http://ir.cytyc.com, and the event will be available for replay at this site approximately two hours following the call until November 9, 2006. Those without web access may access the call by dialing 201-689-8470. A telephonic replay of the call will be available through November 9, 2006, by dialing 201-612-7415; enter account # 3055 and conference ID # 216621.

Cytyc Corporation is a leading provider of best-in-class medical technology that enables physicians and laboratories to improve patient’s lives throughout the world. Cytyc provides diagnostic and minimally invasive surgical products targeting cancer and women’s health. The ThinPrep® System is the most widely used method for cervical cancer screening in the United States. The ThinPrep System consists of the ThinPrep® 2000 Processor, ThinPrep®3000 Processor, ThinPrep® Imaging System, and related reagents, filters, and other supplies. The ThinPrep System also provides the platform from which the Company launched its expansion

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Cytyc Reports Record Third Quarter Results

into breast cancer risk assessment with the FirstCyte® Breast Test. The NovaSure® Impedance Controlled Endometrial Ablation System, or the NovaSure® System, is an innovative endometrial ablation device to treat menorrhagia, or excessive menstrual bleeding.

The MammoSite® Radiation Therapy System is a single-use device for the treatment of breast cancer that positions radiation sources directly into the post-lumpectomy site to optimize radiation treatment delivery while minimizing damage to healthy tissue. The GliaSite® Radiation Therapy System is for the treatment of malignant brain tumors.

Cytyc is traded on The Nasdaq Stock Market under the symbol CYTC. Cytyc, ThinPrep, FirstCyte, NovaSure, MammoSite, and GliaSite are registered trademarks of Cytyc Corporation.

Forward-looking statements in this press release are made pursuant to the provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements relating to Cytyc’s future financial condition, operating results and economic performance, and management’s expectations regarding key customer relationships, future growth opportunities, product acceptance and business strategy, constitute forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from those statements. Risks and uncertainties include, among others, dependence on key personnel and customers as well as reliance on proprietary technology, uncertainty of product development efforts and timelines, management of growth, product diversification, and organizational change, entry into new market segments domestically and new markets internationally, risks associated with litigation, the successful consummation of planned acquisition transactions, the effective integration of acquired businesses and technologies, competition and competitive pricing pressures, risks associated with the FDA regulatory approval processes and healthcare reimbursement policies in the United States and abroad, introduction of technologies that are disruptive to Cytyc’s business and operations, the impact of new accounting requirements and governmental rules and regulations, as well as other risks detailed in Cytyc’s filings with the Securities and Exchange Commission, including those under the heading “Risk Factors” in its 2005 Annual Report on Form 10-K and its most recent Quarterly Report on Form 10-Q filed with the Commission. Cytyc cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Cytyc disclaims any obligation to publicly update or revise any such statements to reflect any change in its expectations or events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

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Cytyc Corporation

Condensed Consolidated Statements of Income

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,
	2006	2005
Net sales	$154,256	$130,824
Cost of sales (1)	35,083	27,923

Gross profit	119,173	102,901

Operating expenses:
Research and development (1)	11,408	8,245
Sales and marketing (1)	38,792	32,761
General and administrative (1)	15,448	11,453

Total operating expenses	65,648	52,459

Income from operations	53,525	50,442

Other expense, net:
Interest income	1,578	596
Interest expense	(1,925)	(1,792)
Other expense	165	(202)

Total other expense, net	(182)	(1,398)

Income before provision for income taxes	53,343	49,044
Provision for income taxes (1)	17,263	17,901

Net income	$36,080	$31,143

Net income per common and potential common share:

Basic	$0.32	$0.28

Diluted	$0.31	$0.26

Weighted average common and potential common shares outstanding:
Basic	112,751	112,889

Diluted	121,403	124,750

(1) Balance includes stock-based compensation expense under Statement of Financial Accounting Standards No. 123R as follows:
Cost of sales	$319	$—
Research and development	744	—
Sales and marketing	2,340	—
General and administrative	1,914	—

Stock-based compensation expense, gross	5,317	—
Effect on income taxes	(1,758)	—

Stock-based compensation expense, net	$3,559	$—

Cytyc Corporation

Condensed Consolidated Statements of Income

(in thousands, except per share data)

(unaudited)

	Nine Months Ended September 30,
	2006	2005
Net sales	$445,193	$369,610
Cost of sales (1)	97,935	77,956

Gross profit	347,258	291,654

Operating expenses:
Research and development (1)	32,400	23,002
Sales and marketing (1)	120,914	96,152
General and administrative (1)	44,282	33,650
Arbitration decision	—	7,807

Total operating expenses	197,596	160,611

Income from operations	149,662	131,043

Other expense, net:
Interest income	5,234	2,014
Interest expense	(5,509)	(5,376)
Other expense	88	(1,588)

Total other expense, net	(187)	(4,950)

Income before provision for income taxes	149,475	126,093
Provision for income taxes (1)	52,351	46,024

Net income	$97,124	$80,069

Net income per common and potential common share:

Basic	$0.85	$0.71

Diluted	$0.81	$0.67

Weighted average common and potential common shares outstanding:
Basic	114,187	113,243

Diluted	123,893	125,101

(1) Balance includes stock-based compensation expense under Statement of Financial Accounting Standards No. 123R as follows:
Cost of sales	$1,024	$—
Research and development	2,391	—
Sales and marketing	7,516	—
General and administrative	6,149	—

Stock-based compensation expense, gross	17,080	—
Effect on income taxes	(5,611)	—

Stock-based compensation expense, net	$11,469	$—

Cytyc Corporation

Condensed Consolidated Balance Sheets

(in thousands)

	September 30, 2006	December 31, 2005
	(unaudited)
Assets:

Current assets:
Cash and investment securities	$204,657	$220,619
Accounts receivable, net	93,748	82,833
Inventories, net	26,719	24,033
Other current assets	27,308	9,805

Total current assets	352,432	337,290

Property and equipment:
Property and equipment	128,899	101,604
Equipment under customer usage agreements	86,075	66,832
Less: accumulated depreciation and amortization	(71,647)	(54,826)

Total property and equipment, net	143,327	113,610

Goodwill and other intangible assets, net	569,909	581,957
Other assets, net	10,612	7,022

Total Assets	$1,076,280	$1,039,879

Liabilities and Stockholders’ Equity:

Current liabilities	$62,103	$89,183
Long-term debt and other non-current liabilities	345,309	322,345
Stockholders’ equity	668,868	628,351

Total Liabilities and Stockholders’ Equity	$1,076,280	$1,039,879

Cytyc Corporation

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2006	2005
Cash flows from operating activities:
Net income	$97,124	$80,069
Stock-based compensation expense pursuant to SFAS No. 123R	17,080	—
Amortization of intangible assets	7,654	4,447
Depreciation and amortization of property and equipment and other non-cash expense	8,607	36,828
Changes in assets and liabilities, excluding effects of acquisition:
Accounts receivable	(10,347)	(7,229)
Inventories	(2,525)	(4,957)
Other assets and liabilities	(3,324)	7,823
Tax benefit from exercise of stock options and employee stock purchase plan	1,819	9,100

Net cash provided by operating activities	116,088	126,081

Cash flows from investing activities:
Acquisition of Proxima Therapeutics, Inc., net	(21,074)	(161,825)
(Increase) decrease in other assets	(1,239)	133
Increase in equipment under customer usage agreements	(18,733)	(20,345)
Purchases of property and equipment, net	(12,717)	(11,208)
Sales and maturities of investment securities, net	67,207	108,117
Increase in patents and developed technology	(473)	—

Net cash provided by (used in) investing activities	12,971	(85,128)

Cash flows from financing activities:
Purchase of treasury shares	(100,083)	(50,055)
Proceeds from exercise of stock options and issuance of shares under employee stock purchase plan	22,078	36,973
Payments relating to securing line of credit facility	(1,576)	—
Excess tax benefit from exercise of stock options and employee stock purchase plan	1,595	—

Net cash used in financing activities	(77,986)	(13,082)

Effect of exchange rate changes on cash	96	(380)

Net increase in cash and cash equivalents	51,169	27,491
Net decrease in investment securities	(67,131)	(106,960)

	(15,962)	(79,469)
Beginning cash and investment securities	220,619	232,295

Ending cash and investment securities	$204,657	$152,826

Cytyc Corporation

Reconciliation of Net Income per Common Share

(in thousands, except per share data)

(unaudited)

The following tables provide reconciliations of the net income and weighted average common shares used in calculating basic and diluted net income per share (using the if-converted method):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Numerator:
Net income, as reported, for basic earnings per share	$36,080	$31,143	$97,124	$80,069
Interest expense on convertible debt, net of tax	1,138	1,138	3,414	3,414

Net income, as adjusted, for diluted earnings per share	$37,218	$32,281	$100,538	$83,483

Denominator:
Basic weighted average common shares outstanding	112,751	112,889	114,187	113,243
Dilutive effect of assumed exercise of stock options	226	3,435	1,280	3,432
Dilutive effect of assumed conversion of convertible debt	8,426	8,426	8,426	8,426

Weighted average common shares outstanding assuming dilution	121,403	124,750	123,893	125,101

Basic net income per common share	$0.32	$0.28	$0.85	$0.71

Diluted net income per common and potential common share	$0.31	$0.26	$0.81	$0.67

Cytyc Corporation

Reconciliation of Non-GAAP Measures

(in thousands, except per share data)

(unaudited)

	Nine Months Ended September 30,
	2006	2005
Net income reconciliation:
Net income, as reported	$97,124	$80,069
Stock-based compensation under new accounting rules (1)	11,469	—
Arbitration decision charge (2)	—	4,957

Adjusted net income	$108,593	$85,026

Net income per common share reconciliation:
Net income per common share, diluted, as reported	$0.81	$0.67
Stock-based compensation under new accounting rules (1)	0.08	—
Arbitration decision charge (2)	—	0.04

Adjusted net income per common share, diluted	$0.89	$0.71

Weighted average diluted shares outstanding reconciliation:
Weighted average diluted shares outstanding, as reported	123,893	125,101
Stock-based compensation under new accounting rules (1)	1,813	—

Adjusted weighted average diluted shares outstanding	125,706	125,101

(1)	Cytyc adopted new accounting guidelines requiring expensing of stock-based compensation beginning in January 2006, which resulted in expense of $17.1 million, before tax benefit of $5.6 million during the nine months ended September 30, 2006. These new rules also resulted in a reduction of weighted average diluted shares outstanding of 1.8 million shares.
(2)	Charge in the first quarter of 2005 related to the DEKA Partnership arbitration panel decision, which was $7.8 million, offset by the related $2.8 million tax benefit.